                                                                    EXHIBIT 23.5


The Board of Directors
SMTC Corporation:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
Milwaukee, Wisconsin
April 2, 2001